Exhibit 107

Calculation of Filing Fee Table

F-3ASR, 424(b)(7)

(Form Type)

Celestica Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly-Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Subordinate Voting Shares, without par value	415(a)(6)	12,000,000 (2), (3)		$148,800,000 (2)			F-3ASR	File No. 333-221144	October 26, 2017 (3), (4)	$16,397.76 (3)
	Total Offering Amounts					$148,800,000		(3)
	Total Fees Previously Paid							$16,397.76
	Total Fee Offsets
	Net Fees Due							$0

(1)	The Prospectus Supplement to which this exhibit is attached (“Prospectus Supplement”) relates to the resale or other distribution by the Selling Stockholder named therein of 12,000,000 Subordinate Voting Shares, as well as such additional Subordinate Voting Shares as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”).

(2)	As described in footnote (3) below, the Subordinate Voting Shares offered under the Prospectus Supplement represent a portion of a total of $2,859,744,308 of unsold securities that have been previously registered. The Maximum Aggregate Offering Price for such Subordinate Voting Shares is $148,800,000 and the Prospectus Supplement is a final prospectus for purposes of the offering of such Subordinate Voting Shares thereunder.

(3)

The Registrant filed a Registration Statement on Form F-3ASR (File No. 333-241513) with the SEC on August 6, 2020 (2020 Registration Statement), of which the Prospectus Supplement forms a part. Pursuant to Rule 415(a)(6) of the Securities Act, the 2020 Registration Statement includes and carries forward $2,859,744,308 of unsold Subordinate Voting Shares, preference shares, debt securities and warrants to purchase Subordinate Voting Shares, preference shares, debt securities or other securities (collectively, “Unsold Securities”) that were previously registered by the Registrant pursuant to its registration statement on Form F-3ASR (File No. 333-221144) filed on October 26, 2017 (“2017 Registration Statement”); $679,671.60 in aggregate unutilized filing fees have already been paid in connection with such Unsold Securities (“Unutilized Fees”), were carried forward into the 2020 Registration Statement, and will continue to be applied to such Unsold Securities, including with respect to the 12,000,000 Subordinate Voting Shares covered by the Prospectus Supplement. Accordingly, no filing fee is due with respect to the $148,800,000 aggregate offering price of the Subordinate Voting Shares covered by the Prospectus Supplement, representing $16,397.76 (based on the filing fee rate in effect on the date of the Prospectus Supplement) of a total of $679,671.60 of Unutilized Fees previously paid in respect of the Unsold Securities. Remaining Unutilized Fees of $663,273.84 will continue to be applicable to Unsold Securities under the 2020 Registration Statement. In reliance on and in accordance with Rule 456(b) and 457(r) of the Securities Act, the Registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis.

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the 2020 Registration Statement.

(4)	The Unsold Securities and Unutilized Fees were carried over: (i) into the 2020 Registration Statement from the 2017 Registration Statement; (ii) into the 2017 Registration Statement from the Registrant’s registration statement on Form F-3ASR (File No. 333-199616) filed on October 27, 2014 (2014 Registration Statement); (iii) into the 2014 Registration Statement from the Registrant’s registration statement on Form F-3ASR (No. 333-178161) filed on November 14, 2011 (2011 Registration Statement); (iv) into the 2011 Registration Statement from the Registrant’s registration statement on form F-3ASR (No. 333-155390) filed on November 14, 2008 (2008 Registration Statement). The 2008 Registration Statement included the following unsold securities: (x) $1,807,226,208 of Unsold Securities carried forward from Registration Statement on Form F-3 (No. 333-69278) filed on September 12, 2001; (y) $1,000 of Unsold Securities carried forward from Registration Statement on Form F-3 (No. 333-50240) filed on November 17, 2000; and (z) $1,052,517,100 of Unsold Securities carried forward from Registration Statement on Form F-3 (No. 333-12272) filed in July 2000 (collectively, the “Original Registration Statements”); the Unutilized Fees associated with the Unsold Securities under the Original Registration Statements were previously paid therewith. Pursuant to Rule 429, the prospectus included in the 2008 Registration Statement was filed as a combined prospectus relating to securities registered for issuance under such registration statement and the Original Registration Statements.